UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a Party Other than the Registrant ☐

Check the Appropriate Box

☐	Preliminary Proxy Statement

☐	Confidential for Use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12.

BGSF, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Townhall Script 6/16/2025

Beth Garvey:

Hello everyone, and thank you for joining me today.

The purpose of this call is to provide clarity and transparency around a strategic decision that has been in the works for some time. Many of you know that over the past year, we’ve been engaged with Houlihan Lokey, as our financial advisor with a specialty focus on the human capital management space. The purpose of the engagement has been to evaluate the best path for BGSF to continue to grow and bring value to our clients, consultants and shareholders. Today, I’m pleased to share that we finally have clarity on the outcome of that process.

BGSF has entered into an exclusive agreement to divest our Professional Division to INSPYR Solutions.

Let me start by saying how much I appreciate your patience and professionalism as we’ve worked through this process. I know there have been questions, and I want to acknowledge that we’ve had to be cautious in what we could share due to legal and regulatory requirements.

This transaction is expected to close during the second half of 2025, subject to shareholder approval and the fulfillment of other customary closing conditions. That means even internal communications like this one are carefully scripted and filed as part of the official record.

To help you understand how we got here:

•Through that process, it became clear that our Professional Division—which includes our IT, Finance & Accounting, managed solutions and our nearshore offshore operations—had strong potential to grow under a different ownership structure.

•INSPYR Solutions expressed interest and, after a thorough due diligence process, we reached a definitive agreement for the divestiture.

This is a strategic move that allows both organizations to focus on their core strengths. For BGSF, that means investing in and expanding our Property Management division. For INSPYR, it means expanding their technology and talent solutions with the addition of our exceptional Professional Division teams.

So what happens next?

•The transaction is subject to shareholder approval.

•Until the deal closes, it’s business as usual. Your roles, responsibilities, and reporting lines remain unchanged.

•Upon closing we have a 6 month Transaction Services Agreement with 2 three month extensions if needed with Inspyr to ensure a smooth transition.

•We will continue to support our clients, talent, and partners with the same level of excellence you’ve always delivered.
We are currently preparing a proxy statement for filing with the SEC and distribution to our shareholders. While it’s a legal document, it does answer many of the questions you may have—like how the deal came about, what it means for shareholders, and what the next steps are.

I know you may still have questions, and we’ll continue to share updates as we’re able. If you’re ever unsure about what you can say externally, please refer to the internal FAQ or speak with your manager.

ADDITIONALLY...

I want to share with you that I’ve made the decision to step away from my role at BGSF.

This comes during a time of meaningful transformation for our company. Over the past year, we’ve taken a thoughtful, strategic look at how to position BGSF for long-term growth and impact. With today’s announcement, we’ve reached a pivotal point—one that brings clarity, fresh opportunity, and a strong path forward for both our people and our business.

I’m incredibly proud of what we’ve built together. Your resilience, innovation, and heart are what make BGSF truly special. It has been one of the greatest honors of my career to serve alongside this team.

To ensure a smooth transition, I’m pleased to share that, effective July 1, we’ll move into a Co-Interim CEO structure:

•Keith will oversee our Home Office functions and alongside Eric our Professional Division.

•Kelly will continue leading the Property Management Division.

This structure will provide the continuity, stability, and leadership needed as BGSF continues to power forward.

Thank you for your trust, your support, and your unwavering belief in our mission. I leave with immense pride and full confidence in the future of BGSF—and the incredible team that will carry it forward.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the proposed transaction, obtaining customary shareholder approval, satisfying closing conditions, the closing, including its timing, of the sale of BGSF, Inc.’s Professional Division, the use of proceeds of the sale, the projected operational and financial performance of BGSF and its various subsidiaries, including following the sale of BGSF’s Professional Division, its offerings of services and solutions and developments and reception of its services and solutions by client partners, and BGSF’s expectations, hopes, beliefs, intentions, plans, prospects, or strategies regarding the future revenue and the business plans of BGSF’s management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “endeavor,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this communication are based on certain assumptions and analyses made by the management of BGSF considering their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on BGSF as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting BGSF will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the closing conditions for the sale of BGSF’s Professional Division not being satisfied, the ability of the parties to close the transaction on the expected closing timeline or at all, the nature, cost, or outcome of any legal proceedings relating to the transaction, the impact of the contemplated transaction on our stock price, the ability of BGSF to service or otherwise pay its debt obligations, including in the event the closing does not occur, the mix of services or solutions utilized by BGSF’s client partners and such client partners’ needs for these services or solutions, market acceptance of new offerings of services or solutions, the ability of BGSF to expand what it does for existing client partners as well as to add new client partners, whether BGSF will have sufficient capital to operate as anticipated, the impact the transaction or its announcement may have on BGSF’s operations, team members, field talent, client partners, and other constituents, the demand for BGSF’s services and solutions, economic activity in BGSF’s industry and in general, and certain risks, uncertainties, and assumptions described in BGSF’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. BGSF undertakes no obligation to update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as may be required under applicable securities laws.

Additional Information and Where to Find It

In connection with the proposed transaction, BGSF will file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and other relevant documents, and will mail to BGSF’s shareholders a definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, BGSF’S SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT (IF ANY) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and shareholders may obtain a free copy of documents filed by BGSF with the SEC at the SEC’s website at www.sec.gov. In addition, investors and shareholders may obtain a free copy of BGSF’s filings with the SEC from BGSF’s website at https://investor.bgsf.com/financials/sec-filings/default.aspx, or by sending a written request to BGSF’s Corporate Secretary at our principal executive offices at 5850 Granite Parkway, Suite 730, Plano, Texas 75024.

Participants in the Solicitation

BGSF, its directors, and certain of its executive officers and employees may be deemed to be participants in soliciting proxies from its shareholders in connection with the proposed transaction. Information regarding BGSF’s directors and executive officers is contained in the most recent Annual Report on Form 10-K filed with the SEC. More detailed information regarding the identity of potential participants in the solicitation of BGSF’s shareholders in connection with the proposed transaction, and their direct or indirect interests, by securities, holdings, or otherwise, will be set forth in the definitive proxy statement and other materials relating to the proposed transaction when they are filed with the SEC. You may obtain free copies of these documents using the sources indicated above in Additional Information and Where to Find It.